Global Payments to Acquire ACTIVE Network AUGUST 3, 2017

© 2017 Global Payments Inc. All rights reserved. 2 Forward-Looking Statements Investors are cautioned that some of the statements we use in these materials contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance associated with the proposed acquisition of ACTIVE Network include the ability to meet closing conditions at all or on the expected terms and schedule, business disruption during the pendency of the acquisition or thereafter making it more difficult to maintain business and operational relationships, including the possibility that our announcement of the acquisition could disrupt our or ACTIVE Network’s relationships with financial institutions, customers, employees or other partners; and difficulties and delays in integrating the ACTIVE Network business or fully realizing benefits of the acquisition at all or within the expected time period. Additional factors that could cause events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in our Transition Report on Form 10-K for the seven months ended December 31, 2016, and any subsequent filings with the Securities and Exchange Commission. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Strategic Rationale

1 Industry Leader

- Market leader providing cloud-based, mission critical enterprise software solutions to event organizers in the communities and health & fitness vertical markets globally
- Serves over 620,000 activities and 36,000 merchants with over 51 million annual participant registrations
- Benefits from scale and network effects
- Strong, growing footprint managing software and payments in 74+ countries, 130 currencies and 30 languages

2 Strategic Fit

- Dovetails with Global Payment's technology-enabled, software driven payments strategy
- Adds new vertical markets with no channel conflict
- High recurring revenue from predominately small-to-medium sized customers with long-term contracts
- Complements geographic and distribution footprint

3 Large Total Addressable Market

- Target market encompasses more than $60 billion in volume worldwide
- ACTIVE Network has penetrated approximately 5-7% of the market
- Market is highly fragmented and underpenetrated

4 Value Creation Opportunity

- Drive revenue growth domestically through Global Payments direct salesforce; cross-sell opportunities with existing Global Payment's vertical market businesses
- Expand ACTIVE Network's offerings across international markets
- Leverage Active Network's development resources, data and analytics platforms and machine learning capabilities

SERVICE. DRIVEN. COMMERCE
© 2017 Global Payments Inc. All rights reserved.
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Vertical Software Selection Criteria

Vertical Specific	Company Specific		
✓ Large Total Addressable Market	✓ Mission Critical Software		✓ Drags Payment Processing
✓ Fragmented & Market Leader	✓ Significant Mix of Payments Revenue		✓ Ability to Expand Internationally
✓ High Card Penetration	✓ Rate of Growth	✓ SME Focus	✓ Profitable Scale

ACTIVE Industry Leading Metrics

620k Activities	**36k** Event Organizers	**~ 1 in 4** US Households have used ACTIVE	**51mm** Registrations	**$3bn+** Volume Processed	**105mm** Mobile User Sessions

SERVICE. DRIVEN. COMMERCE
© 2017 Global Payments Inc. All rights reserved.
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© 2017 Global Payments Inc. All rights reserved. Transaction Summary Key Terms • Global Payments will acquire the communities and sports divisions of ACTIVE Network for $1.2 billion; net of a tax asset, effective purchase price approximately $1.0 billion • Vista will receive $600 million of GPN stock and $600 million of cash as consideration • Global Payments will finance the cash portion with its existing credit facility and cash on hand • Transaction will be immediately accretive to adjusted net revenue growth, adjusted operating margins and adjusted earnings per share (1) Strategic Partnership with Vista Equity Partners • Strategic partnership creates opportunity for Global Payments to offer innovative and differentiated payment technology solutions to Vista portfolio companies • Provides potential to integrate with over 40 Vista portfolio companies worldwide • Creates on-going pipeline of new partnership opportunities as Vista acquires more software businesses 5 (1) Immaterial to adjusted earning per share for calendar 2017.